Exhibit 99.1

Alere Reports First Quarter 2017 Financial Results

WALTHAM, Mass., June 14, 2017 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced its financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Results

•	Total revenue was $588 million, compared to $587 million in the prior year period.

•	Global influenza sales were $59 million in the first quarter of 2017, a 118% increase compared to $27 million in the prior year period.

•	Non-GAAP organic growth during the first quarter of 2017 was +0.9%, or +6.8% excluding Arriva*.

•	Negative impact of foreign currency exchange was $5 million in the first quarter of 2017.

•	GAAP loss from continuing operations during the first quarter of 2017 was $(64) million, or $(0.80) per diluted share, compared to $(6) million, or $(0.13) per diluted share in the prior year period.

•	Non-GAAP adjusted EBITDA was $68 million in the first quarter of 2017, a 40% decrease compared to $113 million in the prior year period. The decrease was primarily due to higher merger-related costs and audit and legal fees related to ongoing investigations as detailed in the Supplemental Financial Information table.

*	During the first quarter of 2017, the Company furnished $15 million of Arriva products and services that were subject to the CMS revocation to customers but did not recognize any revenue for such products and services because they were not eligible for reimbursement by CMS at the time the Company furnished them.

“Our first quarter 2017 results reflect strong U.S. sales growth driven by record influenza and respiratory sales. We achieved Alere™ i molecular sales of greater than $30 million globally in the quarter. Additionally, it is pleasing to report strong HIV product sales and that our Toxicology business returned to growth driven by employer services,” said Namal Nawana, CEO of Alere. “We are pleased that our definitive proxy statement was filed last week with a shareholder meeting date set for July 7th.”

On June 8, 2017, the Company was informed by the U.S. Department of Justice that it is closing the investigation of the operations at the Company’s pain management laboratory in Austin, Texas without taking any action against the Company.

Revenue (in millions)	First Quarter 2017	First Quarter 2016 (as restated)	% Change

Cardiometabolic Disease	$125	$160	(22%)
Infectious Disease	223	192	16%
Toxicology	151	147	3%
Other	33	33	(1%)
Consumer Diagnostics	17	17	(1%)
Other Non-reportable*	37	35	5%
License and Royalty	3	3	(3%)

Total	$588	$587	0%

*	Patient self-testing has been reclassified into a separate reporting segment called “Other Non-reportable.”

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses Non-GAAP adjusted EBITDA and Non-GAAP organic growth, which are non-GAAP financial measures. The reconciliations of Non-GAAP adjusted EBITDA to net income (loss) from continuing operations and Non-GAAP organic growth to revenue, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, is shown in the table in this press release. The Company believes Non-GAAP adjusted EBITDA and Non-GAAP organic growth are useful to investors because these metrics are commonly used by investors to assess the unleveraged, pre-tax financial performance and operating results of our ongoing business operations. The Company’s management also uses Non-GAAP adjusted EBITDA and Non-GAAP organic growth because the Company’s management also believes that these are useful measures to evaluate operating performance and cash flows of the Company based on operational factors. It should also be noted that not all companies calculate Non-GAAP adjusted EBITDA and Non-GAAP organic growth in the same manner and, accordingly, these measures presented in this press release may not be comparable to similar measures used by other companies.

Conference Call

As announced on February 1, 2016, Alere entered into a definitive agreement under which Abbott will acquire Alere, which definitive agreement was amended on April 12, 2017. The transaction is expected to close by the end of the third quarter of 2017, subject to the approval of Alere shareholders and the satisfaction of certain customary closing conditions, including applicable regulatory approvals. Due to the pending transaction, Alere will no longer hold conference calls to discuss its quarterly financial results.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “preliminary”, “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “can,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders, (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, as amended (the “Merger Agreement”) among Alere and Abbott pursuant to which Abbott will acquire Alere, including in circumstances which would require

Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the possibility that the previously announced review of certain aspects of revenue recognition uncovers an additional error or errors in revenue recognition or other financial information which require additional adjustments which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (x) the risk that the Company experiences an acceleration of amounts due under its senior secured credit facility due to the restatement, any circumstances described in Alere’s Current Reports on Form 8-K as filed on April 17, 2017 and May 22, 2017 (or that the Company could be required to obtain a waiver under such credit agreement), (xi) risks relating to the ongoing investigations by the United States Securities and Exchange Commission (the “SEC”) and the United States Department of Justice, and (xii) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the SEC on June 5, 2017) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Alere

Alere believes that when diagnosing and monitoring health conditions, Knowing now matters.™ Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Investor Relations

Juliet Cunningham

Vice President, Investor Relations

ir@alere.com

858.805.2232

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016 (as restated)

Net product sales and services revenue	$585,574	$584,211
License and royalty revenue	2,642	2,729

Net revenue	588,216	586,940
Cost of net revenue	306,490	315,815

Gross profit	281,726	271,125
Gross margin	48%	46%

Operating expenses:
Research and development	26,284	27,062
Selling, general and administrative	260,464	215,596
Impairment and (gain) loss on disposition, net	—	(3,810)

Operating income	(5,022)	32,277
Interest and other income (expense), net	(45,699)	(43,455)

Loss from continuing operations before provision (benefit) for income taxes	(50,721)	(11,178)
Provision (benefit) for income taxes	18,609	(172)

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(69,330)	(11,006)
Equity earnings of unconsolidated entities, net of tax	5,201	5,034

Income (loss) from continuing operations	(64,129)	(5,972)
Income from discontinued operations, net of tax	—	—

Net income	(64,129)	(5,972)
Less: Net income attributable to non-controlling interests	183	103

Net income attributable to Alere Inc. and Subsidiaries	(64,312)	(6,075)

Preferred stock dividends	(5,250)	(5,309)

Net income available to common stockholders	$(69,562)	$(11,384)

Basic net income per common share:
Income (loss) from continuing operations	$(0.80)	$(0.13)
Income from discontinued operations	—

Basic and diluted net income per common share	$(0.80)	$(0.13)

Diluted net income per common share:
Income (loss) from continuing operations	$(0.80)	$(0.13)
Income from discontinued operations	—

Diluted net income per common share	$(0.80)	$(0.13)

Weighted average shares - basic	87,221	86,646

Weighted average shares - diluted	87,221	86,646

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$601,472	$567,215
Restricted cash	53,143	51,550
Marketable securities	540	76
Accounts receivable, net	387,687	413,535
Inventories, net	322,473	308,920
Prepaid expenses and other current assets	117,828	118,607
Assets held for sale	—	—

Total current assets	1,483,143	1,459,903

Property, Plant and Equipment, net	439,802	441,190
Goodwill and other intangible assets, net	3,588,283	3,592,107
Restricted Cash- non-current	2,355	2,171
Other non-current assets	160,286	152,908
Assets held for sale - non-current	—	—

Total assets	$5,673,869	$5,648,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portions of long-term debt and capital lease obligations	$85,407	$85,434
Liabilities related to assets held for sale	—	—
Other current liabilities	627,877	590,722

Total current liabilities	713,284	676,156

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	2,859,000	2,865,426
Deferred tax liabilities	120,826	119,098
Other long-term liabilities	160,136	155,992
Liabilities related to assets held for sale - non-current	—	—

Total long-term liabilities	3,139,962	3,140,516

TOTAL EQUITY	1,820,623	1,831,607

Total liabilities and equity	$5,673,869	$5,648,279

Alere Inc. and Subsidiaries

Selected Consolidated Revenues

(in thousands)

	Three Months Ended March 31,		% Change 2017 v. 2016
	2017	2016 (as restated)
Professional diagnostics segment
Cardiometabolic	$125,176	$159,663	-22%
Infectious disease	222,934	191,956	16%
Toxicology	150,637	146,783	3%
Other	32,928	33,382	-1%

Total professional diagnostics segment	531,675	531,784	0%
Consumer diagnostics segment	17,240	17,442	-1%
Other Non-reportable	36,659	34,985	5%
License and royalty revenue	2,642	2,729	-3%

Net revenue	$588,216	$586,940	0%

Alere Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP EBITDA

(in thousands)

	Three Months Ended March 31,
	2017	2016 (as restated)

Loss from continuing operations	(64,129)	(5,972)

Income tax provision (benefit)	18,609	(172)
Depreciation and amortization	60,983	72,611
Interest, net	42,199	40,941
Non-cash stock-based compensation expense	10,363	9,602
Non-cash fair value adjustments to acquisition-related contingent consideration	489	142
Impairment and (gain) loss on dispositions, net	(229)	(3,810)

Non-GAAP Adjusted EBITDA	$68,285	$113,342

(1)	Net income (loss) for the three months ended March 31, 2016 includes $10.3 million of Abbott integration costs, restructuring charges of $7.7 million, $4.4 million of charges related to governmental investigations, $0.8 million of costs associated with business dispositions, and $0.5 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA. The three months ended March 31, 2017 includes $41.4 million of Abbott integration costs, $10.1 million of charges related to governmental investigations, non-interest related restructuring charges of $3.0 million, $0.1 million of costs associated with business dispositions, and $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.

Alere Inc. and Subsidiaries

Reconciliation of Non-GAAP Organic Revenue Growth

(in thousands)

	Three Months Ended March 31,		% Change 2017 v. 2016
	2017	2016 (as restated)

Net revenue	$588,216	$586,940	0.2%
Impact of foreign currency exchange	4,770	—
Impact of acquisitons & dispositions	(900)	—

Non-GAAP organic net revenue	$592,085	$586,940	0.9%

Arriva revenue	(3,039)	(35,143)

Non-GAAP organic net revenue (excluding Arriva)	$589,046	$551,797	6.8%

Alere Inc. and Subsidiaries

Supplemental Financial Information

(in thousands, except per share amounts)

	Three months ended March 31, 2017
	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income[1]

Amortization of acquisition-related intangible assets	$10,966	$925	$23,759	$—	$—	$—	$—	$(35,650)
Restructuring charges	815	127	2,088	—	—	—	—	(3,030)
Impairment Charges	—	23	—	—	—	—	—	(23)
Stock-based compensation expense	396	384	9,583	—	—	—	—	(10,363)
Acquisition-related costs	—	—	53	—	—	—	—	(53)
Fair value adjustments to acquisition-related contingent consideration	—	—	489	—	—	—	—	(489)
Costs associated with potential business dispositions	—	—	57	—	—	—	—	(57)
Impairment and (gain) loss on disposition, net	—	—	—	—	—	—	(229)	229
Amortization - Unconsolidated Subs	—	—	—	—	—	—	49	(49)
Audit and legal fees related to on-going governmental investigations	—	—	10,140	—	2,117	—	—	(12,257)
Abbott transaction related expenses	—	—	41,399	—	—	—	—	(41,399)
INRatio recall expense	—	—	—	—	—	—	—	—
Legal settlement accrual	—	—	—	—	—	—	—	—
Income tax effects on items above	—	—	—	—	—	3,522	—	(3,522)

Total of Supplemental Information	$12,177	$1,460	$87,568	$—	$2,117	$3,522	$(180)	$(106,663)

Impact of above items on EPS numerator								$—
Impact of above items on EPS denominator								(1,211)

1)	All impacts are shown as pre-tax with aggregate tax effect displayed as “Income tax effects on items above”.